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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      ------------------------------------



Date of report (Date of earliest event reported): August 30, 2005
                                                  ---------------------

                               LUCILLE FARMS, INC.
               (Exact Name of Registrant as Specified in Charter)



       Delaware                          1-12506              13-2963923
-------------------------      ---------------------     ----------------------
(State or Other Juris-         (Commission File No.)    (IRS Employer
diction of Incorporation)                                Identification No.)


12 Jonergin Drive, PO Box 125, Swanton Vermont                  05488
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code: (802) 868-7051
                                                   ---------------


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 3.01.        NOTICE OF DELISTING OR FAILURE.

On August 26, 2005, the Registrant received a letter from NASDAQ that Registrant was not in compliance with Marketplace Rule 4310(c)(4) in that the bid price for the Company's common stock for the last 90 business days has closed below $1.00 per share. In accordance with Marketplace Rule 4310(c)(8)(d), the Company will be provided with 180 calendar days, or until February 22, 2006, to regain compliance.

If compliance with this Rule cannot be demonstrated by February 22, 2006, the Staff will determine whether the Company meets The Nasdaq SmallCap Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If it meets the initial listing criteria, the Staff will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, the Staff will provide written notification that the Company's securities will be delisted. At that time, the Company may appeal the Staff's determination to delist its securities to a Listing Qualifications Panel.






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                                   Signatures:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  LUCILLE FARMS, INC.



                                  By: /s/ Jay Rosengarten
                                  -----------------------
                                      Jay Rosengarten, Chief Executive Officer








Date:    August 30, 2005









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